Exhibit 23




                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-59619 of Margo Caribe, Inc. on Form S-8 of our report dated March 14, 2003, appearing in this Annual Report on Form 10-K of Margo Caribe, Inc. for the year ended December 31, 2002.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
San Juan, Puerto Rico
March 14, 2003




Stamp No. 1857207
affixed to original.